UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 5, 2004 (September 30, 2004)


                                  GenTek Inc.
               -------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


    Delaware                     001-14789                    02-0505547
----------------             ------------------------       ---------------
(State or other              (Commission File Number)      (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)


             90 East Halsey Road, Parsippany, NJ                    07054
            ----------------------------------------              ----------
            (Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code   (973) 515-3221
                                                     ---------------


                                Not Applicable
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.06    MATERIAL IMPAIRMENTS

         On September 30, 2004, GenTek Inc. (the "Company") determined that it will be required to record an impairment charge of approximately $13 million due to the termination of one of its joint ventures.

         Certain subsidiaries of the Company entered into a share purchase and transfer agreement on September 30, 2004, under which the Company has agreed to sell, subject to certain conditions, its 50% interest in the PrettlNoma Systems joint venture to Prettl Industrie Beteiligungs GmbH (the "Buyer"). The agreement effectively terminates the joint venture which supplies panel systems for the appliance industry. As a result, the Company will be required to record an impairment to the carrying value of its investment in the joint venture, reflecting an other than temporary decline in value in accordance with the provisions of Accounting Principles Board Opinion No. 18. Included in the impairment charge is a provision that will result in future cash expenditures of approximately $0.4 million.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           GENTEK INC.
                                           ---------------------------
                                           (Registrant)


Date:  October 5, 2004                     By:  /s/ Matthew M. Walsh
                                                ------------------------
                                                Name:  Matthew M. Walsh
                                                Title: Vice President and
                                                       Chief Financial Officer